UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No     )

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First Capital Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

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First Capital Bancorp, Inc

4222 Cox Road, Suite 200

Glen Allen, VA 23060

July 9, 2007

Dear Stockholder:

We cordially invite you to attend the annual meeting of stockholders of First Capital Bancorp, Inc. a Virginia corporation (the “Company”). The meeting will be held on August 15, 2007, at 10:00 a.m. at a new location for us, the Virginia Bankers Association (VBA) building in Innsbrook.

This year, in addition to the election of four Class II directors of the Company’s Board of Directors and the ratification of the Board’s selection of the independent registered public accountant, the Company’s stockholders are being asked to approve certain amendments to the Company’s 2000 Stock Option Plan. The Board of Directors and management support the proposed amendments.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card at your earliest convenience. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,

Grant S. Grayson
Chairman of the Board

FIRST CAPITAL BANCORP, INC.

4222 Cox Road, Suite 200

Glen Allen, Virginia 23060

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD AUGUST 15, 2007

The Annual Meeting of Stockholders of First Capital Bancorp, Inc. will be held at the Virginia Bankers Association, 4490 Cox Road, Glen Allen, Virginia, at 10:00 a.m., on Wednesday, August 15, 2007 for the following purposes:

1) To elect four (4) directors to serve until the 2010 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

2) To approve amendments to the First Capital Bancorp 2000 Stock Option Plan to (a) increase the authorized number of shares reserved for issuance by 105,000 shares and (b) provide that employees of any subsidiaries of first Capital Bancorp, Inc. are eligible for grants under the plan.

3) To ratify the appointment of Cherry, Bekaert & Holland as independent registered public accountant for the year ending December 31, 2007.

4) To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on June 22, 2007, are entitled to notice of the meeting and to vote at the meeting or any adjournment thereof.

STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE REGARDLESS OF WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING.

GLEN ALLEN, VIRGINIA	BY ORDER OF THE BOARD OF DIRECTORS
JULY 9, 2007	WILLIAM W. RANSON, SECRETARY

PROXY STATEMENT

OF

FIRST CAPITAL BANCORP, INC.

4222 Cox Road, Suite 200

Glen Allen, Virginia 23060

FOR ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement (the “Proxy Statement”) is furnished to stockholders of First Capital Bancorp, Inc., a Virginia corporation and a bank holding company (hereinafter referred to as “FCB” or the “Company”) in connection with the solicitation by the Board of Directors of FCB of proxies to be voted at the Annual Meeting of Stockholders of FCB to be held at 10:00 a.m., on Wednesday, August 15, 2007, or any adjournment thereof. The approximate mailing date of this Proxy Statement and the accompanying proxy is July 9, 2007.

FCB is the successor to First Capital Bank, a Virginia banking company (the “Bank”). Pursuant to a share exchange transaction that was effective September 8, 2006 (the “Share Exchange”), the Bank became a wholly-owned subsidiary of FCB. To the extent applicable and appropriate, references herein to the “Company” or “FCB” shall include references to the Bank and references to prior time periods for “FCB” or the “Company” shall include prior time periods for the Bank.

All properly executed proxies received by FCB prior to the meeting will be voted at the meeting in accordance with any direction noted thereon. Proxies on which no specification has been made will be voted FOR the nominees for election as directors, FOR the proposal to amend the Company’s 2000 Stock Option Plan and FOR Item 3. ANY STOCKHOLDER WHO HAS EXECUTED AND DELIVERED A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS VOTED BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON, OR BY GIVING WRITTEN NOTICE OF REVOCATION OF THE PROXY TO THE SECRETARY, OR BY SUBMITTING TO FCB A SIGNED PROXY BEARING A LATER DATE.

All references in this Proxy Statement to FCB’s last fiscal year refer to the period from January 1, 2006 to December 31, 2006.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Holders of common stock of FCB, par value $4.00 per share, are entitled to vote at the meeting. Each share of FCB Common Stock is entitled to one vote on all matters which may come before the meeting. As of June 22, 2007, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were 2,816,021 shares of FCB Common Stock issued and outstanding.

The following table shows the shares of FCB Common Stock beneficially owned by (i) each director or nominee for director, (ii) each executive officer of the Company named in the Summary Compensation Table, and (iii) all directors and executive officers of FCB as a group, as of June 22, 2007. As of June 22, 2007, based on information available to FCB, no person (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended

(the “Exchange Act”)) beneficially owned 5% or more of the Company’s Common Stock, except as set forth below. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of a director or executive officer living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name	Number of Shares (1)	Percent of Class (%)

P.C. Amin	122,004	4.3%
Gerald Blake	38,287	1.4
Dr. Kamlesh N. Dave	81,036	2.9
Grant S. Grayson	41,338	1.5
K. Bradley Hildebrandt	13,500	*
Yancey S. Jones	39,975	1.4
Debra L. Richardson	11,650	*
Joseph C. Stiles, Jr.	36,200	1.3
Katherine K. Wagner	8,500	*
Robert G. Watts, Jr.	37,275	1.3
Jay M. Weinberg	50,092	1.8
Richard W. Wright	120,875	4.3
Gerald Yospin	30,962	1.1

Current directors and executive officers as a group (14 persons)	644,194	22.9%

(1)	Amounts reflect shares of common stock issuable upon the exercise of stock options exercisable within 60 days of June 22, 2007, as follows: Mr. Amin 9,225 shares; Mr. Blake 10,725 shares; Dr. Dave 3,000 shares; Mr. Grayson 18,225 shares; Mr. Hildebrandt 12,000 shares; Mr. Jones 6,975 shares; Ms. Richardson 3,000 shares; Mr. Stiles 10,725 shares; Ms. Wagner 7,500 shares; Mr. Watts 25,725 shares; Mr. Weinberg 6,975 shares; Mr. Wright 15,225 shares; Mr. Yospin 8,475 shares.
*	Ownership interest less than 1%.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors of FCB is divided into three classes (I, II and III). Directors of FCB are elected on a staggered basis for three-year terms, with approximately one-third of the directors having terms expiring each year. Four (4) directors in Class II are to be elected at this meeting to serve for a term of three years expiring at the Annual Meeting of Stockholders to be held in 2010.

With respect to the election of directors, a majority of the outstanding shares of Company Common Stock entitled to vote on the matter present at the meeting in person or by proxy will constitute a quorum. Shares for which the holder has elected to abstain or withhold the proxy’s authority to vote (including broker nonvotes) will count toward a quorum.

Proxies received from stockholders will be voted in favor of the nominees unless stockholders specify otherwise on their proxies. Although the Board of Directors does not expect that any of the persons named will be unable to serve as a director, should any of them be unable to accept nomination or election, it is intended that shares represented by the accompanying form of proxy will be voted by the proxy holders for such other person or persons as may be designated by the present Board of Directors.

Certain information concerning the four (4) nominees for election at this meeting, and the directors who will continue in office after the meeting, is set forth below. Unless otherwise specified, each director has held his or her current position for at least five years.

NOMINEES FOR ELECTION AS DIRECTORS

FOR THREE-YEAR TERMS EXPIRING IN 2010

Name, Age and Year
First Became Director	Principal Occupation

P.C. Amin, 61 Director since 1998	President of Shamin, Inc., Hospitality One, Inc. and Innsbrook Hospitality; Mr. Amin also is the developer and owner of several hotels in the Richmond area, including Comfort Suites, Holiday Inn Express, Hampton Inn, Travelodge, Ramada Inn and Comfort Inn.

Yancey S. Jones, 56 Director since 1998	President/CEO of TSRC, Inc. (formerly, The Supply Room Companies, Inc.), a Richmond based office supply Company.

Joseph C. Stiles, Jr., 85 Director since 1998	Owner of Luck Motor Company, Ashland, Virginia, a long-standing Chevrolet dealership. Mr. Stiles was appointed a member of the Board of Directors of Hanover National Bank in 1965 and served in that capacity until the merger with First Virginia Bank-Colonial in 1986, and remained on the Board of First Virginia Bank-Colonial until December, 1995.

Richard W. Wright, 72 Director since 1998	Current Chairman of James River Group, a property and casualty insurance holding company. Mr. Wright is also the former Chairman of Peoples Security Insurance Company and the former Chairman and Director of Front Royal, Inc., a property casualty insurance holding company headquartered in Morrisville, North Carolina. Mr. Wright is also the President and Director of the Wright Group, an insurance consulting company located in Richmond.

DIRECTORS WHOSE TERMS EXPIRE IN 2008

CLASS I

Name, Age and Year
First Became Director	Principal Occupation

Gerald Blake, 53 Director since 1998	Owner and President of Select Office Systems, a Richmond based company that sells and markets office equipment.

Dr. Kamlesh N. Dave, M.D., F.A.C.C., 51 Director since 2005	Cardiologist and Former Chief of Staff of the Southside Regional Medical Center. Dr. Dave serves as co-chair and trustee to the Cultural Center of India and serves as Vice Chairman of the Commonwealth Health Research Board. He is also a member of the Workman Compensation Medical Board of Virginia.

Grant S. Grayson, 54 Director since 1998	Partner in the law firm of Cantor Arkema, P.C., located in Richmond, Virginia.

Gerald H. Yospin, 66 Director since 1998	Partner in Triangle Development Group of Richmond. Mr. Yospin is a former Senior associate and member of the Retail Brokerage Department of Grubb & Ellis/Harrison & Bates, Inc., located in Richmond.

DIRECTORS WHOSE TERMS EXPIRE IN 2009

CLASS III

Jay M. Weinberg, 74 Director since 1998	Chairman, Emeritus of the law firm of Hirschler Fleischer, located in Richmond, Virginia. Prior to assuming this position in 2004, Mr. Weinberg had been a partner in such firm for over 40 years.

Robert G. Watts, Jr., 46 Director since 2001	President and CEO of First Capital Bancorp, Inc. and First Capital Bank. From June 1, 1999 until taking a position with the bank on December 20, 2000, Mr. Watts was Senior Vice President and Senior Lending Officer of The Bank of Richmond.

Debra L. Richardson, 44 Director since 2003	President and owner of Business and Healthcare Solutions, PLC which specializes in financial strategies for businesses and healthcare providers. Prior to forming Business and Healthcare Solutions in 2005, Ms. Richardson served as President of MMR Holdings, a supplier of health care imaging Services, for two years. Prior to that she worked for 15 years at the accounting firm of Keiter Stephens, the last 10 years as the partner in charge of the Healthcare practice

No director is related to any other director or executive officer of FCB by blood, marriage or adoption.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Information with respect to Robert G. Watts, Jr., our President and Chief Executive Officer, is set forth above. Information with respect to certain other executive officers is as follows:

K. Bradley Hildebrandt, Executive Vice President and Senior Credit Officer: Prior to joining us, Mr. Hildebrandt served as Senior Vice President, Commerce Bank (now SouthTrust), Richmond, Virginia.

William W. Ranson, CPA, Senior Vice President and Chief Financial Officer: Prior to joining us, Mr. Ranson was a Senior Manager with Cherry, Bekaert and Holland, L.L.P., the Bank’s independent registered public accounting firm. While employed by Cherry, Bekaert and Holland, Mr. Ranson did not participate in any attest functions related to the Bank. Prior to joining Cherry, Bekaert and Holland, Mr. Ranson served as Executive Vice President and Chief Financial Officer of CommonWealth Bank, (now First Community Bank), Richmond, Virginia.

Katherine K. Wagner, Senior Vice President and Chief Operating Officer: Prior to joining us, Ms. Wagner served as Senior Vice President – Commercial Lending at Citizens & Commerce Bank, Richmond, Virginia.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

Independence

Except for Mr. Watts, all of the Company’s directors are “independent” as defined by the listing standards of NASDAQ.

Director Nominees

FCB does not have a standing nominating committee. Instead, the full Board of Directors functions in this capacity. The Company believes that such an approach is preferable to having a nominating committee because it assures the widest possible scope in the identification and selection of potential new Board members. Because Mr. Watts is not an independent director, he does not participate in any discussions or votes regarding director nominees.

6

Under the Company’s bylaws, a stockholder may nominate a person for election as a director only if written notice of such nominee is received by FCB at least ninety (90) days in advance of the annual meeting (or seven days after receipt of notice in the event of a special meeting). Any notice with respect to a stockholder nominee for director shall set forth: (i) the name of nominee and the stockholder making the nomination; (ii) a representation that the stockholder is a stockholder of record entitled to vote at the meeting; (iii) such additional information as may be required to be included in a proxy statement under applicable rules; and (iv) the consent of the nominee to serve as a director if elected.

The Board considers a number of factors in identifying and selecting nominees for directors, including business experience and relationships within the community. Stockholder nominees, if properly presented to the Board, are not treated any differently by the Board than would a nominee identified by the Board.

The Company has not paid any fees to any third-party for identifying and evaluating any potential nominees, and no stockholder nominees were received for this annual meeting.

Communications with the Board

FCB has no formal policy or procedure governing stockholder communications with the Board or individual directors.

The Board does not believe that a formal policy is necessary because, as a community bank whose directors are all local residents and members of the local business community with numerous relationships with civic, community service, professional and other groups and associations, stockholder access to Board members is readily available. Furthermore, any communication received by the Bank and directed to the Board or an individual director will generally be passed along to such persons. To date, the Bank has not received any complaints or other indications from stockholders that a formal policy for contacting the Board or individual directors is appropriate or required.

The Company’s website also invites interested parties to contact the Company, and specifically the investor relations liaison, with any questions and/or comments about FCB matters.

Attendance at Annual Meeting

The FCB has no formal policy regarding attendance by directors at the annual meeting of the Company’s stockholders. The Company believes that no such policy is necessary because, as a community bank whose directors are all local residents and members of the local business community, the Company’s directors generally are available to attend, and look forward to attending, the annual meeting. Consistent with this belief, eleven of the Bank’s directors attended the 2006 annual meeting.

Board Meetings

The Board of Directors held 12 meetings during 2006 (including eight meetings of the Bank’s Board of Directors that were held prior to September 8, 2006, the effective date of the Share Exchange. Each incumbent director attended 75% or more of the aggregate of (1) the total number of meetings of the Board of Directors (held during the period for which he was a director) and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served (during the period for which he or she was a director).

Board Committees

The standing committees of the Board of Directors include an Audit Committee, a Loan Committee and a Compensation Committee.

Audit Committee

The Board of Directors of FCB has established a standing Audit Committee currently composed of three directors who are not officers of the Company and are independent as defined by the listing standards of NASDAQ. The members of the Audit Committee are: Jay M. Weinberg, Yancey S. Jones, and Debra L. Richardson. During the 2006 fiscal year, the Audit Committee held three meetings.

2006 AUDIT COMMITTEE REPORT

The Audit Committee of FCB has adopted a formal written charter, which was included as an appendix to the proxy statement for the Bank’s 2005 Annual Meeting of Stockholders. In connection with the performance of its responsibilities, the Audit Committee has:

-	Reviewed and discussed the audited financial statements of FCB with management;

-	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

-	Received from the independent auditors disclosures regarding the auditors, independence required by Independence Standards Board Standard No. 1 and discussed with the auditors the auditors’ independence; and

-	Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Jay M. Weinberg
Yancey S. Jones
Debra C. Richardson

The Audit Committee charter requires that the committee include at least one member who qualifies as an audit committee financial expert, meaning that such person must (i) have an understanding of GAAP and its application to financial statements; (ii) have experience in preparing, auditing, analyzing or evaluating financial statements with issues similar to those applicable to the Company’s financial statements; (iii) understand audit committee functions; and (iv) understand internal controls and procedures for financial reporting. Debra L. Richardson is the member of the Audit Committee who meets these requirements. As noted above, Ms. Richardson is independent as defined by the listing standards of NASDAQ.

Loan Committee

The Board of Directors of FCB has established a Loan Committee. The members of the Loan Committee are: Gerald Yospin, Grant S. Grayson, Gerald Blake, Joseph C. Stiles, Jr., Robert G. Watts, Jr., and Richard W. Wright. The primary purpose of the Loan Committee is to establish lending policy and procedures (including loan approval authority levels), approve applicable credits, and continually monitor the overall quality of FCB’s assets. During the 2006 fiscal year, the Loan Committee held 34 meetings.

Compensation Committee

The Board of Directors of FCB has established a Compensation Committee. The members of the Compensation Committee are: Richard W. Wright, Yancey S. Jones, and Jay M. Weinberg. The primary purpose of the Compensation Committee is to oversee general human resource issues, as well as establish compensation levels for selected senior management. During the 2006 fiscal year, the Compensation Committee held two meetings.

DIRECTORS’ COMPENSATION

Effective January 1, 2006, each non-employee member of our Board of Directors receives $300 for each Board meeting he or she attends, and $150 for each committee meeting he or she attends. For the year ended December 31, 2005, non-employee members of our Board of Directors received $200 for each board meeting and $100 for each committee meeting they attended. Prior to 2005, members of the Board of Directors of First Capital Bank received no fees for their services as directors.

In 2006, non-employee directors received $59,550 in the aggregate as compensation for their services as directors.

The following table sets forth a summary of certain information concerning the compensation paid by us to our directors, other than Mr. Watts, during 2006. Information regarding the compensation paid to Mr. Watts is disclosed under “Executive Compensation.”

Name	Fees Earned or Paid in Cash	Total
P.C. Amin	$3,000	$3,000
Gerald Blake	8,250	8,250
Dr. Kamlesh N. Dave	3,000	3,000
Grant S. Grayson	8,400	8,400
Yancey S. Jones	3,600	3,600
Jay M. Weinberg	3,300	3,300
Joseph C. Stiles, Jr.	8,850	8,850
Richard W. Wright	9,150	9,150
Gerald Yospin	8,850	8,850
Debra L. Richardson	3,150	3,150

No stock awards or stock option grants were made to the non-employee directors in 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the directors, executive officers, and persons who own more than ten percent (10%) of a registered class of FCB’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than ten percent (10%) stockholders are required by Commission regulation to furnish FCB Capital with copies of all Section 16(a) forms they file.

To FCB’s knowledge, based solely on a review of the copies of reports furnished to FCB, FCB believes that all filings applicable to its executive officers, directors and ten percent (10%) beneficial owners complied with applicable regulations during the last fiscal year.

EXECUTIVE COMPENSATION

Summary

The following table sets forth a summary of certain information concerning the cash compensation paid by FCB for services rendered in all capacities during the year ended December 31, 2006, to the President and Chief Executive Officer of FCB (the Company’s Principal Executive Officer) and certain other executive officers of FCB or the Bank who had total compensation during the 2006 fiscal year which exceeded $100,000. The following table does not include certain prerequisites that do not exceed $10,000 each:

Name and Principal Position	Summary Compensation Table Annual Compensation					Option Awards	All Other Compensation (1)	Total
	Year	Salary	Bonus		Other
Robert G. Watts, Jr. President and Chief Executive Officer (Principal Executive Officer)	2006	$145,438	$—	(2)	$—	$—	$8,900	$154,338

K. Bradley Hildebrandt Executive Vice President and Senior Credit Officer	2006	$109,725	$11,500		$—	$—	$4,937	$126,162

Katherine K. Wagner, Chief Operating Officer and Senior Vice President	2006	$107,232	$5,700		$—	$—	$4,824	$117,756

(1)	Includes company match benefits received by these individuals in connection with contributions made under the Contributory Thrift Plan, which is our 401(k) plan.
(2)	Mr. Watts declined the cash bonus (approximately $17,500) offered to him for 2006.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee is a current or former officer of ours or First Capital Bank. In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Agreements with Executive Officers

The Bank has entered into an Employment Agreement dated December 20, 2000 with Mr. Watts. The Employment Agreement provides that Mr. Watts’ employment is terminable at any time by either party, except that the Bank must give Mr. Watts 30 days’ notice if it intends to terminate the agreement without “cause” (as defined therein). The agreement provides for an initial base salary of $103,500 per year, with the Board of Directors having the discretion to pay Mr. Watts additional compensation as a bonus based on the profitability of the Bank, and Mr. Watts’ performance. In the event the Bank terminates Mr. Watts’ employment without “cause”, the Bank must pay to Mr. Watts his base salary for a period of six to 12 months, with such period to be determined by the Board of Directors. In addition, in the event Mr. Watts’ employment is terminated within nine months following a “change of control” (as defined in the agreement), Mr. Watts is entitled to receive his base salary for a period of 18 months following such termination. The agreement also prohibits Mr. Watts from competing with the Bank under certain circumstances and for various periods of time following the termination of his employment, depending on when such termination occurs and the basis for such termination. Mr. Watts’ current annual salary under the agreement is $145,000.

The Bank has entered into a Change of Control Agreement dated April 15, 2004 with Mr. Ranson. The Change of Control Agreement provides that Mr. Ranson shall be entitled to receive a payment equal to 2.99 times his then base salary in the event his employment with FCB terminates or is terminated during the six (6) months immediately preceding a “Change in Control” (as defined in the agreement) or the six (6) months immediately following a Change in Control, unless such termination is or was (a) because of Mr. Ranson’s death, (b) by the Bank for Cause or Disability (as such terms are defined in the agreement, or (c) by Mr. Ranson other than for Good Reason (as defined in the agreement). Any such payment that becomes due to Mr. Ranson can be paid a lump sum or, at the Bank’s option, in equal monthly installments for thirty-six (36) months.

Stock Option Plan

On March 15, 2000 the Board of Directors of the Bank adopted the First Capital Bank 2000 Stock Option Plan (the “Plan”), which was approved by the stockholders of the Bank at the annual meeting of stockholders held on May 24, 2000. The Plan originally made available up to 77,000 shares of Common Stock for the granting of stock options to employees, directors, consultants and other persons who have provided services to the Bank in the form of incentive stock options (employees only) and non-qualified stock options (collectively, “Options”). On March 19, 2003, the Board of Directors of the Bank approved an amendment to the Plan increasing the number of shares reserved for issuance upon exercise of options to be granted under the Plan by 52,170 shares. The amendment was approved by the stockholders of the Bank at the annual meeting held on May 22, 2003, as a result of which the Plan now made up to 129,170 shares available for issuance upon the exercise of options granted under the Plan. On February 16, 2005, the Board of Directors of the Bank approved an additional amendment to the Plan increasing the number of shares reserved for issuance upon exercise of options to be granted under the Plan by 26,486 shares. The amendment was approved by the stockholders of the Bank at the annual meeting held on May 18, 2005, as a result of which the Plan now makes up to 233,484 shares available for issuance upon the exercise of options granted under the Plan (after adjustment for the 3 for 2 stock that was effective December 28, 2005).

The Plan was adopted and approved as the FCB 2000 Stock Option Plan in connection with the consummation of the Share Exchange on September 8, 2006. In connection therewith, any and all options thereunder were automatically converted into options to acquire shares of stock in FCB. Unless sooner terminated, the Plan shall continue in effect for a period of ten years from the adoption of the Plan by the Board.

The Plan is administered by the Board of Directors, or a Committee thereof, which has the power to determine the persons to whom Options are to be granted. In administering the Plan, the Board of Directors or the Committee, as applicable, has the authority to determine the terms and conditions upon which Options may be made and exercised, to construe and interpret the Plan and to make all determinations and actions with respect to the Plan. Pursuant to the provisions of the Plan, the exercise price of incentive stock options awarded in the future shall not be less than the fair market value of the Bank’s Common Stock on the date the Option is granted. The exercise price of all other options awarded in the future will not be less than 85% of the fair market value of the stock on the date the option is granted. Furthermore, all Options may be subject to various vesting requirements that must first be satisfied in order for the Options to be exercisable. All Options to be granted to the executive officers and directors of FCB will be granted in accordance with Rule 16b-3 under the Exchange Act.

For more information regarding the Plan, see “Proposal No.2, Amendment to First Capital Bancorp, Inc. 2000 Stock Option Plan.”

Option Grants

There were no individual grants of stock options made during the last fiscal year to any persons named in the Summary Compensation Table. However, on January 17, 2007, Mr. Watts was granted an option to purchase 2,275 shares and Ms. Wagner was granted an option to purchase 1,500 shares. No stock options were granted during the last fiscal year to the Company’s non-employee directors.

Effective as of December 21, 2005, the Board of Directors of the Bank voted to accelerate the vesting of all outstanding options under the Plan as a result of which all such outstanding options are now fully vested and exercisable. A total of 34,500 options received accelerated vesting, which included the following number of options held by the executive officers named in the compensation table: Mr. Watts – 5,075 options having a value of $34,000; Mr. Hildebrandt – 1,750 options having a market value of $13,122; and Ms. Wagner – 7,500 options having a market value of $35,450.

Year End Option Values

The following table sets forth information concerning the total number of securities underlying unexercised options held at the end of the fiscal year by the persons named in the Summary Compensation Table. No stock awards have been made to any of these individuals.

Outstanding Option Awards At Fiscal Year End

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End (1)		Option Exercise Price		Option Expiration Date
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert G. Watts, Jr.	25,725	—	$250,474	—	*		*

K. Bradley Hildebrandt	12,000	—	130,625	—	*	*	*	*

Katherine K. Wagner	7,500	—	45,125	—	$11.93		May 20, 2015

(1)	The value of in-the-money options at fiscal year end was calculated by determining the difference between the price of a share of common stock and the exercise price of the options.
*	(i) 8,250 shares with an exercise price of $5.32 expiring on December 31, 2010; (ii) 2,250 shares with an exercise price of $7.00 expiring on December 11, 2012; (iii) 225 shares with an exercise price of $7.33 expiring on March 19, 2013; and (iv) 15,000 shares with an exercise price of $10.00 expiring on December 17, 2013.
**	(i) 6,750 shares with an exercise price of $5.43 expiring date of January 18, 2012; (ii) 1,500 shares with an exercise price of $7.07 expiring February 13, 2013; and (iii) 3,750 shares and an exercise price of $10.00 expiring December 17, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

There are no legal proceedings to which any director, executive officer or shareholder, or any affiliate thereof, is a party that would be material and adverse to the Company.

During fiscal 2006, FCB or the Bank extended credit to certain of its Directors. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the Company, and did not involve more than the normal risk of collectibility or present other unfavorable features. The Company is prohibited from making loans, with the exception of residential mortgages and educational loans, to executive officers in excess of certain dollar limits fixed by federal banking laws. The balance of loans to Company directors and executive officers totaled $7.5 million at December 31, 2006, or 47.8% of the Company’s equity as of such date.

There are no existing or proposed transactions between FCB and its Directors outside of those contemplated in the ordinary course of its banking business. In accordance with the foregoing, FCB currently employs the law firm of Cantor Arkema, P.C. with which Grant S. Grayson, the Chairman of the Board of Directors of FCB, is affiliated, as counsel to FCB.

PROPOSAL NO. 2

APPROVAL OF AMENDMENTS TO THE

NUMBER OF SHARES RESERVED UNDER THE STOCK OPTION PLAN

On February 21, 2007, the Board of Directors of FCB amended the Company’s 2000 Stock Option Plan (the “Plan”), subject to approval by the stockholders, (i) to increase the total number of shares reserved for issuance upon exercise of options to be granted under the Plan and (ii) and to provide that employees of any subsidiaries of FCB are eligible to receive grants under the Plan. The amendments increase the total number of shares available for stock option grants by 105,000 shares to a total of 333,489 shares and (ii) changes the definition of “Company” under the Plan to include the Company’s subsidiaries. The Board believes that the Plan continues to assist FCB in employing and retaining quality personnel, and in providing incentives to employees and others whose efforts are important to the Company’s success. The proposed change to the definition of “Company” in the Plan will better enable the Plan to serve this purpose. The amendment to the number of authorized shares is being proposed because only approximately 4,834 shares are currently available for issuance under the Plan.

SUMMARY OF THE 2000 STOCK OPTION PLAN

On March 15, 2000, the Board of Directors of the Bank adopted the Plan, which was approved by the stockholders of the Bank on May 24, 2000. An amendment to the Plan increasing the number of shares available for issuance upon exercise of options to be granted under the Plan by 52,170 shares was approved by the Bank’s Board of Directors on March 19, 2003 and by the stockholders on May 22, 2003. On February 16, 2005, the Board of Directors of the Bank approved an amendment to increase the number of shares by 26,486. This amendment was approved by the Bank’s stockholders at the Annual Meeting on May 18, 2005. In connection with the consummation of the Share Exchange, the Plan became the Company’s 2000 Stock Option Plan and all options thereunder automatically became options to acquire shares of the common stock of FCB. The purpose of the Plan is to promote the success of FCB by facilitating the employment and retention of competent personnel and by furnishing incentives to employees and others upon whose efforts the success of FCB will depend to a large degree by encouraging stock ownership to increase such individuals’ proprietary interest in the success of FCB.

TERM. Unless sooner terminated in accordance with its terms, the Plan shall continue in effect for a period of ten years from the date it was adopted by the Bank’s Board of Directors.

ADMINISTRATION. The Plan is administered by the Board of Directors, or a committee thereof. The Plan vests broad powers in the Board, or any such committee, to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the type, form and conditions of the options (which may vary from optionee to optionee). All options to be granted to the executive officers and directors of FCB will be granted in accordance with Rule 16b-3 under the Exchange Act.

ELIGIBILITY. All employees of FCB and all other persons performing services for FCB (including directors, consultants or advisors) are eligible to receive options under the Plan. FCB has 64 employees, 10 non-employee directors, and an undetermined number of advisors or consultants.

OPTIONS. When an option is granted under the Plan, the Board, or the Committee, in its discretion will specify the number of shares of common stock which may be purchased upon exercise of the option, the option price, the term of the option and whether it will be an incentive stock option (employees only) or nonqualified stock option.

The term during which the option may be exercised and whether the option will be exercisable immediately, in stages, or otherwise will be set by the Board of the Committee when the option is granted, but in no event will the term of an incentive stock option exceed ten years. Except as otherwise provided by the Board or the Committee, options shall not be transferable, voluntarily or involuntarily, except by will or applicable laws of descent and distribution. Only the optionee, optionee’s legal representative or guardian or a permitted transferee may exercise the option. The Board or the Committee may impose additional or alternative conditions and restrictions on the incentive or nonqualified stock options granted under the Plan; however, each incentive stock option must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an incentive stock option as defined under the Internal Revenue Code (the “Code”).

Upon exercise of an option under the Plan, the exercise price is to be paid in cash, by check or by surrender of previously acquired shares of common stock of FCB.

AMENDMENT. The Board of Directors may from time to time suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment shall impair the terms and conditions of any option which is outstanding on the date of such revision or amendment to the material detriment of the optionee without the consent of the optionee. In addition, no such revision or amendment may, without the approval of the Company’s stockholders, (i) materially increase the number of shares subject to the Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events; (ii) change the designation of the class of individuals eligible to receive options; or (iii) materially increase the benefits accruing to optionees under the Plan. Furthermore, the Plan may not, without approval of FCB’s stockholders, be amended in any manner which will cause the incentive stock options to fail to meet the requirements of incentive stock options as defined under the Code.

The Board or the Committee may equitably adjust the maximum number of shares of Common Stock reserved for issuance under the Plan, the number of shares covered by each outstanding option and the option price per share in the event of stock splits or consolidations, stock dividends or other transactions in which FCB receives no consideration. The Board or the Committee may also provide for the protection of optionees in the event of a merger, liquidation or reorganization of the Company.

FEDERAL INCOME TAX CONSEQUENCES

Some of the options to be granted to employees pursuant to the Plan may be intended to qualify as “incentive” stock options under Section 422 of the Code. Under such Section, the optionee realizes no taxable income when the incentive stock option is granted. In addition, an optionee generally will not realize taxable compensation income upon the exercise of an incentive stock option if he or she exercises it as an employee or within three months after termination of employment (or within one year after termination if the termination results from a permanent and total disability). The amount by which the fair market value of the shares purchased exceeds the aggregate option price at the time of exercise will be alternative minimum taxable income for purposes of applying the alternative minimum tax. If the optionee does not dispose of the shares acquired upon such exercise for a period of two years from the granting of the incentive stock option and one year after exercise of the option, the optionee will not realize any taxable income until he or she sells the shares. If the applicable holding periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. FCB is entitled to a tax deduction only to the extent, and at the time, the participant realizes compensation income. The balance of any gain will be characterized as a capital gain.

Non-qualified stock options granted under the Plan are not intended to and do not qualify for the tax treatment described above for incentive stock options. Under present law, an optionee will not realize any taxable income on the date an option is granted to the optionee pursuant to the Plan. Upon exercise of the option, however, the optionee will realize, in the year of exercise, ordinary income to the extent of the difference between the option price and the fair market value on the date of exercise. Upon the sale of shares, any resulting gain or loss will be treated as capital gain or loss. FCB will receive a deduction in its fiscal year in which options are exercised, equal to the amount of compensation required to be included as ordinary income by those optionees exercising options.

The Financial Accounting Standards Board has adopted FASB Statement No. 123R, which deals with the expensing of employee stock options. As a result, FCB is required to expense employee stock options as of December 31, 2005.

STOCK OPTION GRANTS UNDER THE 2000 STOCK OPTION PLAN

The maximum number of shares currently issuable for stock grants under the Plan is 233,484. Approximately 228,650 option shares have been granted to date under the Plan, and approximately 4,834 shares of unissued shares are currently available for further option grants. Upon the adoption of the proposed amendment, the maximum aggregate number of shares issuable under the Plan will be increased by 105,000 to 333,489 shares.

VOTE REQUIRED

The Board recommends that the stockholders approve the change in the definition of “Company” under the Plan and the increase in the shares reserved under the 2000 Stock Option Plan. The affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote is required for approval of the amendments.

PROPOSAL NO. 3

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

In 2006, FCB engaged the accounting firm of Cherry Bekaert & Holland, L.L.P. to audit its financial statements for 2006.

Audit Fees

The following table sets forth the professional fees paid to Cherry Bekaert & Holland, L.L.P by the Company for professional services rendered for the calendar years 2006 and 2005:

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

	2006	2005
Audit Fees (1)	$41,000	$33,000
Tax Fees (2)	4,000	3,550

Total Fees	$45,000	$36,550

(1)	These are fees paid for professional services rendered for the audit of the Company’s annual financial statemenst and for the reviews of the financial statements included in the Company’s quarterly reports on Form 10-QSB.
(2)	These are fees paid on professional services rendered for the preparation of the Company’s tax return.

Financial Information Systems Design and Implementation Fees and All Other Fees

No fees for professional services were billed to FCB by Cherry, Bekaert & Holland during the fiscal year ended December 31, 2006, except for the fees described above. The Audit Committee pre-approved the audit and tax services.

At the stockholders meeting, a vote will be taken on a proposal by the Board of Directors to ratify the appointment of Cherry Bekaert & Holland as independent auditors for the year ending December 31, 2007. Ratification will require the affirmative vote of a majority of the common Stockholders present at the meeting.

Representatives of Cherry Bekaert & Holland are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CHERRY BEKAERT & HOLLAND AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FOR THE YEAR ENDING DECEMBER 31, 2007.

OTHER MATTERS

Management does not know of any other business to be presented to the meeting except for matters incident to the conduct of the meeting. The persons named in the accompanying proxy will vote in accordance with the specifications on the proxy form and will vote in accordance with their best judgment on any other matters which properly come before the meeting.

STOCKHOLDER PROPOSALS

Subject to the rules of the Exchange Act, any stockholder who intends to submit a proposal for action at the annual meeting of stockholders must be a record or beneficial owner of at least one percent (1%) or $2,000 in market value of securities entitled to be voted at the meeting and must have held such securities for at least one year. Further, the stockholder must continue to own such securities through the date on which the meeting is held. Currently, the 2007 Annual Meeting of Stockholders is scheduled to be held on August 15, 2007, and this Proxy Statement is scheduled to be mailed on July 9, 2007. To be considered for inclusion in the proxy material for the 2008 Annual Meeting of Stockholders, stockholder proposals must be received by the Secretary of First Capital Bancorp, Inc. at 4222 Cox Road, Suite 200, Glen Allen, Virginia 23060 on or before March 11, 2008.

REVOCABLE PROXY

FIRST CAPITAL BANCORP, INC.

Proxy for Annual Meeting of Stockholders

Wednesday, August 15, 2007

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Robert G. Watts, Jr., Jerry Yospin and Gerald Blake, and each of them, proxies with full power to vote all of the stock of First Capital Bancorp, Inc. which the undersigned has the power to vote at the Annual Meeting of Stockholders to be held on Wednesday, August 15, 2007, at Virginia Bankers Association, 4490 Cox Road, Glen Allen, Virginia at 10:00 a.m., local time, and any adjournment thereof, in accordance with instructions noted below, and at their discretion upon any other business not now known which properly may come before the said meeting, all as more fully set forth in the accompanying proxy statement, receipt of which is acknowledged.

PLEASE MARK VOTES AS IN THIS EXAMPLE

1. ELECTION OF DIRECTORS
For	Against	For All Except
Class II (for a term of 3 years)

P.C. Amin ☐	☐	☐

Yancey S. Jones ☐	☐	☐

Joseph C. Stiles ☐	☐	☐

Richard W. Wright ☐	☐	☐

		For	Against	Abstain
2. PROPOSAL TO AMEND THE FIRST CAPITAL BANCORP, INC.
2000 STOCK OPTION PLAN TO (i) INCREASE THE AUTHORIZED
NUMBER OF SHARES RESERVED FOR ISSUANCE BY 105,000
SHARES AND (ii) PROVIDE THAT EMPLOYEES OF ANY SUBSIDIARIES OF
FIRST CAPITAL BANCORP, INC. ARE ELIGIBLE TO RECEIVE GRANTS
UNDER THE PLAN.
		☐	☐	☐

			For	Against	Abstain
3. PROPOSAL TO RATIFY THE APPOINTMENT OF CHERRY, BEKAERT & HOLLAND			☐	☐	☐

If no choice is indicated above, this proxy shall be deemed to grant authority to vote FOR the election of director nominees, to vote

FOR the proposal to amend the First Capital Bancorp, Inc. 2000 Stock Option Plan,, and to vote FOR the proposal to ratify the appointment of Cherry, Bekaert & Holland.

The stockholder’s signature should be exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person

Dated:                                         , 2007

Signature of Stockholder(s)

Signature of Stockholder(s)

PLEASE ACT PROMPTLY

SIGN, DATE & MAIL YOUR PROXY CARD IN POSTAGE PAID ENVELOPE PROVIDED